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                                                                  EXHIBIT 23.1

                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 2002 (except with respect to the matter discussed in Note 18, as to which the date is March 8, 2002) included in StockerYale, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, as amended and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP


Boston, Massachusetts
April 4, 2002